CERTIFICATE OF INCORPORATION

OF

FalconTarget Inc.

ARTICLE I.

The name of this Corporation is FalconTarget Inc.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 25 Greystone Manor, Lewes, Delaware 19958-9776, in the County of New Castle, and the name of the registered agent at that address is Harvard Business Services.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

The name of the Corporation's incorporator is Thomas Kirchner and the incorporator's mailing address is 4201 Massachusetts Ave NW 8037C, Washington, DC 20016.

ARTICLE V.

A. This Corporation is authorized to issue one class of stock to be designated as "Common Stock." The total number of shares which the Corporation is authorized to issue is 100,000,000 shares without stated par value.

B. This Corporation is authorized to issue one class of preferred stock to be designated as "Series A Preferred Stock." The total number of shares which the Corporation is authorized to issue is 20,000,000 shares, with stated par value of $0.001 per share.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

            1.  General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

            2.  Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

            3.  Dividends. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

            4.  Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B.  PREFERRED STOCK.

            Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FIFTH and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

            Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FIFTH, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Delaware or otherwise.

C.  PREEMPTIVE RIGHTS. Each shareholder of the Corporation shall, by reason of his holding shares in the Corporation, possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of the Corporation, now or hereafter to be authorized, and any notes, debentures, bonds or other securities convertible into or carrying rights to purchase shares of any class or series, now or hereafter to be authorized.

D.  CUMULATIVE VOTING. At each election of directors, each shareholder entitled to vote at such election has the right: (a) to vote the number of voting shares owned by him for as many persons as there are directors to be elected (and for whose election such shareholder has a right to vote); or (b) to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees.

            A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders shall be given notice if any shareholder gives such notice and may thereupon cumulate their votes.

ARTICLE VI.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII.

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX.

The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE X.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

IN WITNESS WHEREOF, I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of May, A.D. 2004.

By:

Thomas Kirchner
Incorporator